Exhibit 25


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

      Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)_______


                              CITIBANK, N.A.
           (Exact name of trustee as specified in its charter)

                                              13-5266470
                                              (I.R.S employer
                                              identification no.)

399 Park Avenue, New York, New York           10043
(Address of principal executive office)       (Zip Code)


                          KERR-McGEE CORPORATION
           (Exact name of obligor as specified in its charter)

Delaware                                      73-0311467
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

Kerr-McGee Center
Oklahoma City, Oklahoma                       73125
(Address of principal executive offices)      (Zip Code)


                             Debt Securities
                   (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                     Address
          ----                                     -------

          Comptroller of the Currency              Washington, D.C.

          Federal Reserve Bank of New York         New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation    Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.
          (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.
          (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of
          Citibank, N.A. (as of December 31, 1998 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.


                                SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 19th day of April, 1999.

                                    CITIBANK, N.A.


                                    By:    /s/ P. DeFelice
                                         --------------------------------
                                           P. DeFelice
                                           Vice President

                             Charter No. 1461
                       Comptroller of the Currency
                          Northeastern District
                           REPORT OF CONDITION
                              CONSOLIDATING
                           DOMESTIC AND FOREIGN
                             SUBSIDIARIES OF

                              Citibank, N.A.
               of New York in the State of New York, at the close of business on December 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
               Charter Number 1461 Comptroller of the
               Currency Northeastern District.

                                             ASSETS

                                                                                                            Thousands
                                                                                                           of dollars
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . . . . . . . . . .            $     8,052,000
  Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 15,782,000
Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          0
Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 37,330,000
Federal funds sold and securities purchased under agreements to resell  . . . . . . . . . . . .                  8,039,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned income  . . . . . . . . . . . . . . . . . . . . . . . . . .            $   182,508,000
  LESS:  Allowance for loan and lease losses  . . . . . . . . . . . . . . . . . . . . . . . . .                  4,709,000
                                                                                                           ----------------
Loans and leases, net of unearned income, allowance, and reserve  . . . . . . . . . . . . . . .            $   177,799,000
Trading assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 31,683,000
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . .                  4,022,000
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    458,000
Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . .                  1,154,000
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . .                  1,281,000
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  3,504,000
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 11,791,000
                                                                                                           ----------------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $   300,895,000
                                                                                                           ================










                                   -4-


                                           LIABILITIES

Deposits:
In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $    39,355,000
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $    13,199,000
  Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 26,156,000
                                                                                                           ----------------
In foreign offices, Edge and Agreement subsidiaries, and IBF's  . . . . . . . . . . . . . . . .                163,573,000
  Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 10,803,000
  Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                152,770,000
                                                                                                           ----------------
Federal funds purchased and securities sold under agreements to repurchase  . . . . . . . . . .                  9,752,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 30,753,000
  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
  With a remaining maturity of one year or less . . . . . . . . . . . . . . . . . . . . . . . .                 13,308,000
  With a remaining maturity of more than one year through three years . . . . . . . . . . . . .                  1,528,000
  With a remaining maturity of more than three years  . . . . . . . . . . . . . . . . . . . . .                  2,110,000
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . .                  1,382,000
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  6,600,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 12,802,000
                                                                                                           ----------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $   281,163,000
                                                                                                           ================
                                         EQUITY CAPITAL

Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . .                          0
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $       751,000
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  9,397,000
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 10,356,000
Net unrealized holding gains (losses) on available-for-sale securities  . . . . . . . . . . . .                   (113,000)
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . .                   (659,000)
                                                                                                           ----------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $    19,732,000
                                                                                                           ----------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL . . . . . . . . . . . . . .            $   300,895,000
                                                                                                           ================

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                           ROGER W. TRUPIN
                                           COMPTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                           PAUL J. COLLINS
                                           JOHN S. REED
                                           WILLIAM R. RHODES
                                                DIRECTORS

                                   -5-